UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2006

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street
Suite 4800
San Francisco, California		94107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.” These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those under the caption “Risk Factors” in Exhibit 99.1 to this report. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. Certain of the filings we make with the Securities and Exchange Commission (the “SEC”) from time to time also contain risk factors relevant to the Company.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 1.01 Entry into Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

The information regarding the results of operations of FiberTower for the quarter ended June 30, 2006 included in Exhibit 99.1 to this Current Report on Form 8-K/A is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

On October 25, 2006, FiberTower Corporation, a Delaware corporation (the “Company”), pursuant to a Purchase Agreement, dated as of October 25, 2006 (the “Purchase Agreement”), among the Company, each of the Company’s existing domestic restricted subsidiaries (the “Initial Guarantors”) and the initial purchasers named in Schedule II thereto (collectively, the “Initial Purchasers”), agreed to sell $350,000,000 aggregate principal amount of its 9.00% Convertible Senior Secured Notes due 2012 (the “Notes”) to the Initial Purchasers in a private placement (the “Offering”) exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  In addition, the Company has granted to the Initial Purchasers, pursuant to the Purchase Agreement, a 30-day option to purchase up to $52.5 million additional aggregate principal amount of Notes.  The Company will issue the Notes pursuant to an indenture, to be dated as of November 9, 2006, among the Company, the

Initial Guarantors and Wells Fargo Bank, National Association, as trustee (the “Indenture”).  The Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior secured basis by each of the Company’s existing and future domestic restricted subsidiaries (the “Guarantors”). The Guarantees may be released in certain instances.  The Initial Purchasers, who are nationally recognized investment banks, will resell the Notes in private transactions in conformance with Rule 144A or Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Company, the Initial Guarantors and the Initial Purchasers will enter a registration rights agreement (the “Registration Rights Agreement”) on or prior to the closing of the Offering.  Pursuant to the Registration Rights Agreement, the Company and the Initial Guarantors will agree to file a shelf registration statement (the “Shelf Registration Statement”) with the SEC covering the resale of the Notes, the Guarantees and the shares of common stock issuable upon conversion of the Notes.  The Company and the Initial Guarantors will file this Shelf Registration Statement within 90 days after the first date of original issuance of the Notes.  The Company and the Guarantors have also agreed to use their commercially reasonable efforts to have the Shelf Registration Statement become effective within 180 days of the first date of original issuance of the Notes.  The Company and the Initial Guarantors will be required to pay liquidated damages if they fail to register the Notes, the Guarantees and the common stock issuable upon conversion of the Notes within, or to keep the Shelf Registration Statement effective during, certain specified time periods.

The aggregate offering price of the Notes will be $350.0 million, and the net proceeds from the Offering will be approximately $338.5 million after deducting Initial Purchasers’ discounts and estimated offering expenses.  The Company expects to use the net proceeds from the Offering to fund the escrow account described below, to fund its capital expenditures to expand its network and open additional markets, and for general corporate purposes.

The Notes will be issued at 100% of their principal amount and will mature on November 15, 2012.  Unless the Notes are previously redeemed or converted, the Company will redeem the Notes at 125.411% of their principal amount on November 15, 2012.  The Notes bear interest at 9.00% per annum on the principal amount accruing from November 9, 2006, payable semi-annually in arrears in cash on May 15 and November 15 of each year, beginning May 15, 2007.  Interest on the first four interest payment dates will be paid out of the escrow account described below.  If no default has occurred and is continuing, then on any or all of the next four interest payment dates after the fourth interest payment date, the Company may elect to make payments of interest in additional notes in a principal amount equal to such interest amount, provided that the interest rate applicable to the Notes for the period to which such interest payment relates will be 2.0% higher than the interest rate otherwise applicable to the Notes. Thereafter, interest on the Notes will only be payable in cash.

The Notes and the Guarantees will be the Company’s and the Guarantors’ senior secured obligations and will rank pari passu in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness. In addition, the Notes will rank senior to any of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

On the closing date of the initial sale of the Notes, the Company will deposit a portion of the net proceeds realized from the sale of the Notes into an escrow account to be held by the escrow agent for the benefit of the holders of the Notes (the “Holders”), which funds, together with proceeds of the investment thereof, will be sufficient to make the first four interest payments on the Notes and will be pledged as additional collateral to secure the Notes (and only the Notes). Funds in the escrow account, together with the proceeds from the investment thereof, will be sufficient to make the first four interest payments on the Notes. The escrowed interest may only be used to make such interest payments, or to make such other payments as required by the Indenture.

The Notes and the Guarantees will initially be secured, to the extent permitted by law, by a first priority pledge (subject to permitted liens) of substantially all of the assets of the Company and the Guarantors, other than certain excluded assets, and by a first priority pledge (subject to permitted liens) of the stock of all of the Guarantors, subject, in each case, to (1) a prior lien to secure a working capital facility up to an aggregate principal amount of $50.0 million and (2) at any time after the Company’s Field EBITDA has equaled or exceeded $75.0 million, on an annualized basis, for two consecutive fiscal quarters for which financial statements are available, a pari passu lien on such assets and capital stock (other than the assets and capital stock of the subsidiaries that hold the Company’s 24GHz or 39GHz FCC licenses) to secure up to $250.0 million of other indebtedness in an amount equal to 1.5 times the amount of net cash proceeds from the issuance of equity interests (other than disqualified stock) after the date of the Indenture (other than resulting from the conversion of the Notes), in each case pursuant to the terms of an intercreditor agreement.

The Notes are not redeemable before November 15, 2010. If the Company’s common stock has traded at or above 150% of the then effective conversion price for 20 of any 30 consecutive trading days and the daily trading volume for each such trading day which, when multiplied by the closing sale price for such trading day, equals at least $8.0 million, the Company may redeem any of the Notes, in whole or in part, at any time on or after November 15, 2010.

Holders of the Notes may convert the Notes into shares of the Company’s common stock at an initial conversion rate equal to 120.627 shares of common stock per $1,000 principal amount of Notes (representing an initial conversion price of approximately $8.29 per share), in each case subject to adjustment, at any time after 90 days from the initial issue date of the Notes until the close of business on the business day immediately preceding the final maturity date. Upon conversion, the Company will deliver shares of its common stock and cash in respect of any fractional shares.  Holders who convert their Notes prior to November 15, 2009 or convert their Notes prior November 15, 2010 in connection with certain designated events will receive a make-whole premium on the Notes such Holders convert.

The Notes will contain certain antidilution provisions that will cause the conversion price of the Notes to be reduced and the conversion rate to be increased (i) upon certain issuances or sales of the Company’s common stock or securities convertible into or exercisable or exchangeable for shares of the Company’s common stock with aggregate proceeds of $25.0 million or more within two years of the date of the Indenture and (ii) if the Company has not consummated common stock issuances or sales for aggregate proceeds of at least $50.0 million meeting certain requirements within two years after the date of the Indenture.

The Company’s obligation to issue shares of common stock upon conversions of the Notes and in payment of any make-whole premiums will be capped at 28,767,197 shares unless, prior to an issuance that would exceed such number of shares, the Company has obtained stockholder approval for such issuance in accordance with, and to the extent required by  Nasdaq Marketplace rules. If the Company has not obtained such approval, the Company will pay certain cash amounts in lieu of issuing shares in excess of this share cap. If the Company has previously obtained such stockholder approval, to the extent required, the Company will have the option to either issue such shares in excess of the share cap or pay such cash amount for such shares.

The Indenture contains covenants that restrict the ability of the Company and its subsidiaries to borrow additional money, make certain restricted payments, including, but not limited to, paying dividends on the Company’s stock or its restricted subsidiaries’ stock, or issuing, selling or repurchasing the Company’s stock or its restricted subsidiaries’ stock, transfer or sell assets, create liens, create restrictions on the ability of the Company’s subsidiaries to pay dividends or make loans to the Company, merge or consolidate, enter into transactions with affiliates, and engage in certain business activities.  These limitations are subject to a number of important qualifications and exceptions.

If an event of default on the Notes has occurred and is continuing, the aggregate accreted principal amount of the Notes, plus any accrued and unpaid interest, and liquidated damages, if any, may be declared immediately due and payable. These amounts automatically become due and payable upon certain events of default.

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Furnished as Exhibit 99.1 hereto is certain information concerning the business of the Company that has previously been provided under confidentiality agreements to certain persons in connection with the proposed issuance of notes in a private financing transaction of the Company.  Those confidentiality agreements will terminate upon the filing of this Current Report on Form 8-K.

Item 8.01 Other Events.

On October 26, 2006, we issued a press release announcing that we priced the private placement of $350.0 million aggregate principal amount of notes.  A copy of that press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Regulation FD Disclosure

99.2	Press release dated October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: October 26, 2006	By:	/s/ Thomas A. Scott
	Name:	Thomas A. Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Regulation FD Disclosure

99.2	Press release dated October 26, 2006